Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE SECURITIES

Barclays Bank PLC

5 The North Colonnade

Canary Wharf London E14 4BB

United Kingdom

Attn: Debt Syndicate

Fax: +44 20 7516 7548

Tel: +44 20 7773 9098

Citigroup Global Markets Limited

Citigroup Centre,

Canada Square,

Canary Wharf London E14 5LB

United Kingdom

Attn: Fixed Income Syndicate Desk

Tel: +44 (0) 20 7986 9000

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Attn: Head of International Syndicate

E-mail: Emea_syndicate@jpmorgan.com

Nomura International plc

1 Angel Lane

London EC4R 3AB

United Kingdom

Attn: Fixed Income Syndicate

Tel: +44 (0) 20 7103 5652